EXHIBIT 24.1


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned directors and/or officers of Teva Pharmaceutical Industries Limited (the "Company"), a corporation organized under the laws of Israel, hereby constitutes and appoints Israel Makov, William A. Fletcher and Dan S. Suesskind, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and deliver a registration statement filed on Form F-3 relating to the offering of Teva Pharmaceutical Finance B.V.'s 0.375% Convertible Senior Debentures due 2022 and the related Guarantees and American Depositary Shares and/or Receipts of the Company and any and all amendments (including post-effective amendments) thereto, and to sign any registration statement for the same offering covered by such registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the U.S. Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name                                  Title(s)                       Date
----                                  --------                       ----

/s/ Eli Hurvitz                      Chairman                  December 30, 2002
------------------------
Eli Hurvitz

/s/ Israel Makov                     President and Chief       December 30, 2002
------------------------             Executive Officer
Israel Makov

/s/Ruth Cheshin                      Director                  December 30, 2002
------------------------
Ruth Cheshin

------------------------             Director                  ________ __, 2002
Abraham E. Cohen

/s/ Amir Elstein                     Director                  December 30, 2002
------------------------
Amir Elstein

/s/ Leslie Dan                       Director                  December 30, 2002
------------------------
Leslie Dan

/s/ Prof. Meir Heth                  Director                  December 30, 2002
------------------------
Prof. Meir Heth

/s/ Prof. Moshe Many                 Director                  December 30, 2002
------------------------
Prof. Moshe Many

/s/ Dr. Leora Meridor                Director                  December 30, 2002
------------------------
Dr. Leora Meridor

/s/ Dr. Max Reis                     Director                  December 30, 2002
------------------------
Dr. Max Reis

/s/ Prof. Michael Sela               Director                  December 30, 2002
------------------------
Prof. Michael Sela

/s/ Dov Shafir                       Director                  December 30, 2002
------------------------
Dov Shafir

/s/ Ory Slonim                       Director                  December 30, 2002
------------------------
Ory Slonim

________________________             Director                  ________ __, 2002
Harold Snyder

/s/ Dan S. Suesskind                 Chief Financial           December 30, 2002
------------------------             Officer
Dan S. Suesskind


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